                        AMENDMENT TO EMPLOYMENT AGREEMENT
                            AND CONSULTING AGREEMENT
                                    (KAPLAN)

                  Agreement executed May 18, 2000, effective as of April 1, 2000, amending the Employment Agreement effective June 1, 1994 between Magnesium Corporation of America (the "Company") and Howard I. Kaplan ("Kaplan") as previously amended (the "1994 Agreement") and providing for further services by Kaplan as consultant.

                  1. CONTINUATION AND TERMINATION OF EMPLOYMENT. The 1994 Agreement is hereby amended as follows effective April 1, 2000:

                           (a) Kaplan's employment under the 1994 Agreement
shall continue to October 31, 2000 and terminate on that date.

                           (b) Kaplan's title through October 31, 2002 shall be
"Senior Vice President" through October 31, 2002.

                           (c) The principal duty of Kaplan through October 31,
2000 shall be to assist the Company's new Vice President-Sales and Marketing in assuming his duties.

                           (d) As of October 31, 2000, Kaplan's inclusion in
active employee benefit plans of Company shall cease. He shall then be covered by the plans covering retired employees and have his COBRA rights.

                  2.       CONSULTING PERIOD.

                           (a) For the period November 1, 2000 through October
31, 2001 ("Consulting Period"), Kaplan shall be an independent consultant to the Company. It is understood that, on average, Kaplan will devote approximately 3 business days per week to the business of the Company, at times mutually agreeable to Kaplan and the Company, such schedule varying in any particular week as the needs of the Company may require. Kaplan shall make himself available at least half of such time at the Company's principal offices in Salt Lake City, Utah or its plant in Rowley, Utah or other location specifically requested by the Company.

                           (b) For the Consulting Period, Kaplan will receive
$7,278 per month payable monthly in arrears. Since Kaplan is a consultant, there shall be no taxes withheld. Kaplan shall pay all his expenses of his services hereunder except for such expenses as may be approved in advance in writing by the Company.

                           (c) For the Consulting Period, Kaplan shall continue
to be paid during a vacation period of two weeks to be taken at times mutually agreeable to Kaplan and Company.

                           (d) The Company and Kaplan shall consult, at least 90
days prior to October 31, 2001, to determine whether to continue the Consulting Period for the period November 1, 2001 to October 31, 2002 (which shall be the final Consulting Period). The parties may agree in writing to continue the Consulting Period set forth in subparagraphs (a) to (c) for


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such final period, to alter such arrangements as set forth in such writing, or to terminate the arrangements. If a mutual written agreement is not concluded by October 31, 2001, the arrangements set forth subparagraph (a) to (c) shall continue for the final Consulting Period ending October 31, 2002 and conclude on such date.

                  3.       CONFIDENTIALITY, COMPETITION.

                  The provisions of paragraph 7 of the Employment Agreement, relating to Confidentiality; Competition shall continue to be applicable during the Consulting Period.

                  4. KAPLAN'S NET WORTH APPRECIATION PARTICIPATION AGREEMENT ("THE NET WORTH AGREEMENT").

                  Kaplan's consulting services to the Company under paragraph 2 through October 31, 2002 (or for such shorter period as such services shall continue) shall constitute continued "employment" by the Company for all purposes under the Net Worth Agreement and the termination of such services shall constitute "termination" of Kaplan's employment.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         MAGNESIUM CORPORATION OF AMERICA

                                         By:      /s/   Michael Legge
                                             ----------------------------


                                                  /s/   Howard I. Kaplan
                                         --------------------------------
                                         Howard I. Kaplan, Employee


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

         Addendum to the "Amendment to Employment Agreement and Consulting Agreement"

         1. The company has grossed up the employee's consulting fee to include the costs of medical, vision, dental, and life insurance benefits equivalent to regular employees throughout the term of the consulting agreement. No further costs will be paid by the company, but Kaplan will be able to exercise all his normal rights under the postretirement medical plan and life insurance plan and can exercise the Cobra option at his own expense.

         2. The employee will establish an office in his home in Las Vegas, Nevada, and the Company will pay for those necessary business expenses associated with that office, such as a fax machine, extra telephone lines for fax and computer, miscellaneous office supplies, equipment repair, etc.

         3. The employee will be able to attend annual meetings of the IMA and TMS at Company expense for the duration of the consulting period. For the purpose of time spent, these meeting will be assumed to take a maximum of 40 hours, regardless of the location of the meetings.

         4. The employee will travel as requested by the President or Vice President of Sales and Marketing under the standard employee expense and entertainment policy. This includes all travel from the employee's home base of Las Vegas, Nevada. It is anticipated that the employee will come to Salt Lake City at Company request about 2 times per month for 3-4 days per time. Expenses to be paid by the Company during these trips will be airfare, car rental, hotel (Marriott or Little America), and meals and miscellaneous expenses as per Magcorp expense policy.

         5. The employee will submit monthly time records documenting the work hours spent under the base 80 hours of this agreement. Additional hours beyond 80 in a month must be approved in advance by the President of Magcorp or his designate. Such hours will be reimbursed at a rate of $75/hour. Timekeeping will be done to the nearest half-hour.

         6. I intend to form a subchapter s corporation to receive the payments and assume that this will cause no problems.




         /s/   Michael Legge  5/18/00          /s/  Howard I. Kaplan     5/18/00
         --------------------------------      ---------------------------------
         Magnesium Corporation of America      Howard I. Kaplan


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